UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 1, 2011

Cleopatra International Group, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-53411 (Commission File Number)	26-3788124 (IRS Employer Identification No.)

9th Floor, Haiwailianyi Building,

No. 12 Yingchun Road, Luohu District, Shenzhen City, Guangdong Province, China

(Address of principal executive offices and zip code)

(86) 755-8230-9541

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective as of April 1, 2011, the Board of Directors of Cleopatra International Group, Inc. (the “Company”), appointed Li Guo (Howard) Zhao to serve as an independent director for a term of one year. The Board of Directors also established a Compensation Committee, to which Mr. Zhao and Hua Deng were appointed to serve as members, and to which Mr. Zhao was appointed to serve as Chairman.

Pursuant to a three year agreement with the Company, Mr. Zhao will receive a fee of RMB6,000 (approximately $900) per month for the term of the agreement. Upon execution of his agreement, Mr. Zhao was awarded 200,000 shares of common stock as compensation for services to be rendered as an independent director. The Company will also reimburse Mr. Zhao for expenses related to his attendance at meetings of the board, meetings of committees of the board, executive sessions and shareholder meetings. Mr. Zhao also provides consulting services to the Company and receives RMB60,000 (approximately $9,000) per month in exchange for such services.

Since October 2010, Mr. Li Guo (Howard) Zhao, age 63, has been providing executive training and business decision workshops to the Company’s internal staff to increase managerial efficiency for the Company. Since December 1998, he has also been a China region senior consultant to Proctor & Gamble (China) (“P&G China”). As a senior consultant to P&G China, he is responsible for business development, client management, employee management, marketing development, and high-end fashion design product technical training. Mr. Zhao has served as senior advisor to numerous companies in the beauty and salon industry, such as Changsha M Beauty, Tianjin Olivia, Hangzhou Ah Wei, and Shanghai YongQi. Prior to serving at P&G China, Mr. Zhao was the manager of product technical training department for Wella Corporation from January 1990 to December 1998, where he was responsible for the company’s national product technical training in China, product development, monitoring of fashion trends development and internal product technical personnel trainings. The Company believes that Mr. Zhao will provide the Board of Directors with industrial insight as well as assist in establishing a competitive executive compensation package to attract and retain qualified candidates for the Company.

Mr. Zhao has no family relationship with any of the executive officers or directors of the Company. Other than Mr. Zhao’s service as a consultant to the Company as described above, there have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Zhao had, or will have, a direct or indirect material interest. A copy of the agreement by and between the Company and Mr. Zhao is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits:

No.	Description
10.1	Independent Director Agreement of Li Guo (Howard) Zhao

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 4, 2011

CLEOPATRA INTERNATIONAL GROUP, INC.

By:  /s/_Yongping Xu______________________

Name: Yongping Xu

Title:   Chief Executive Officer

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EXHIBIT INDEX

No.	Description
10.1	Independent Director Agreement of Li Guo (Howard) Zhao

4